UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 21, 2005

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio 44702

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulations FD Disclosure

Item 9.01 Financial Statements and Exhibits

c) Exhibits

99.1	Text of Unizan Financial Corp. release dated October 21, 2005

CANTON, Ohio – October 21, 2005 – Unizan Financial Corp. (NASDAQ: UNIZ), today reported net income of $5.7 million for the quarter ended September 30, 2005, or $0.26 per diluted share, a 14% increase compared with net income of $5.0 million, or $0.23 per diluted share, for the second quarter of 2005 and a 98% increase compared with net income of $2.9 million, or $0.13 per diluted share, for the quarter ended September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2005	UNIZAN FINANCIAL CORP.

	By:	/s/ Kim M. Taylor
	Its:	Chief Financial Officer